UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 14, 2014

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification No.)

855 East Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)

(616) 654-3000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 14, 2014, the Herman Miller, Inc. Board of Directors and the Executive Compensation Committee (1) awarded long terms incentive awards to the CEO and other named executives under the Long Term Incentive Plan (LTIP) for the 2014 fiscal year at the target award amounts established in July 2013; (2) approved new base salary levels and established target payout percentages under the Executive Incentive Cash Bonus Plan and the LTIP for the CEO and other named executives for the 2015 fiscal year. Achievement of the targets under the Executive Incentive Cash Bonus Plan is primarily based on EBITDA (earnings before interest, taxes, depreciation and amortization) improvement from the prior year as determined by the Executive Compensation Committee. The table below presents the FY2015 base salary levels, the Executive Incentive Cash Bonus Plan target percent of base salary level, and the LTIP award target value as a percentage of base salary level for the named executives whose compensation was changed.

Named Executive	FY 2015 Base Salary	FY 2015 Target Bonus as a % of Salary	FY 2015 Target Value of Grants under LTIP as % of Salary
Brian C. Walker	$875,000	100%	280%
Gregory J. Bylsma	$407,000	65%	120%
Curtis S. Pullen	$407,000	65%	120%
Andrew J. Lock	£251,639	65%	95%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 18, 2014	HERMAN MILLER, INC.
(Registrant)
	By:	/s/ Jeffrey M. Stutz Jeffrey M. Stutz
Its Chief Accounting Officer (Principal Accounting Officer and Duly Authorized Signatory for Registrant)